                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports dated  November 11, 2004,  relating to the financial  statements and financial highlights which appear in the September 30,
2004 Annual  Reports to  Shareholders  of the Target 2005 Fund,  the Target 2010
Fund,  the Target 2015 Fund,  the Target 2020 Fund, the Target 2025 Fund and the
Target 2030 Fund, which are also incorporated by reference into the Registration
Statement. We also consent to the references to us under the headings "Financial
Highlights",  "Independent  Registered  Public  Accounting  Firm" and "Financial
Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP

Kansas City, Missouri
January 24, 2005